================================================================================

                                SCI SYSTEMS, INC.

             $564,000,000 Senior Notes, Series A, due March 1, 2006

                                       and

              $36,000,000 Senior Notes, Series B, due March 1, 2006

                                ----------------

                             NOTE PURCHASE AGREEMENT

                                ----------------

                            Dated as of March 1, 2001

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

                                TABLE OF CONTENTS

SECTION                              HEADING                                PAGE

SECTION 1.             AUTHORIZATION OF NOTES..................................1

       Section 1.1.    Description of Notes....................................1
       Section 1.2.    Applicable Interest Rates...............................1

SECTION 2.             SALE AND PURCHASE OF NOTES..............................2

SECTION 3.             CLOSING.................................................2

SECTION 4.             CONDITIONS TO CLOSING...................................3

       Section 4.1.    Representations and Warranties..........................3
       Section 4.2.    Performance; No Default.................................3
       Section 4.3.    Compliance Certificates.................................3
       Section 4.4.    Opinions of Counsel.....................................3
       Section 4.5.    Purchase Permitted by Applicable Law, Etc...............4
       Section 4.6.    Related Transactions....................................4
       Section 4.7.    Payment of Special Counsel Fees.........................4
       Section 4.8.    Private Placement Number................................4
       Section 4.9.    Changes in Corporate Structure..........................4
       Section 4.10.   Appointment of CT Corporation System....................4
       Section 4.11.   Proceedings and Documents...............................4

SECTION 5.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........5

       Section 5.1.    Organization; Power and Authority.......................5
       Section 5.2.    Authorization, Etc......................................5
       Section 5.3.    Disclosure..............................................5
       Section 5.4.    Organization and Ownership of Shares of
                         Subsidiaries; Affiliates..............................5
       Section 5.5.    Financial Statements....................................6
       Section 5.6.    Compliance with Laws, Other Instruments, Etc............6
       Section 5.7.    Governmental Authorizations, Etc........................7
       Section 5.8.    Litigation; Observance of Agreements,
                         Statutes and Orders...................................7
       Section 5.9.    Taxes...................................................7
       Section 5.10.   Title to Property; Leases...............................7
       Section 5.11.   Licenses, Permits, Etc..................................8
       Section 5.12.   Compliance with ERISA...................................8
       Section 5.13.   Private Offering by the Company.........................9
       Section 5.14.   Use of Proceeds; Margin Regulations.....................9
       Section 5.15.   Existing Debt; Future Liens.............................9
       Section 5.16.   Foreign Assets Control Regulations, Etc................10

       Section 5.17.   Status under Certain Statutes..........................10
       Section 5.18.   Environmental Matters..................................10

SECTION 6.             REPRESENTATIONS OF THE PURCHASER.......................10

       Section 6.1.    Purchase for Investment................................10
       Section 6.2.    Source of Funds........................................11

SECTION 7.             INFORMATION AS TO COMPANY..............................12

       Section 7.1.    Financial and Business Information.....................12
       Section 7.2.    Officer's Certificate..................................15
       Section 7.3.    Inspection.............................................15

SECTION 8.             PREPAYMENT OF THE NOTES................................16

       Section 8.1.    Required Payments......................................16
       Section 8.2.    Optional Prepayments...................................16
       Section 8.3.    Allocation of Partial Prepayments......................16
       Section 8.4.    Maturity; Surrender, Etc...............................17
       Section 8.5.    Purchase of Notes......................................17
       Section 8.6.    Series A Make-Whole Amount ............................17
       Section 8.7.    Change in Control......................................18

SECTION 9.             AFFIRMATIVE COVENANTS..................................20

       Section 9.1.    Compliance with Law....................................20
       Section 9.2.    Insurance..............................................20
       Section 9.3.    Maintenance of Properties..............................21
       Section 9.4.    Payment of Taxes and Claims............................21
       Section 9.5.    Corporate Existence, Etc...............................21

SECTION 10.            NEGATIVE COVENANTS.....................................21

       Section 10.1.   Consolidated Adjusted Net Worth........................21
       Section 10.2.   Limitations on Debt and Priority Debt..................21
       Section 10.3.   Interest Coverage Ratio................................22
       Section 10.4.   Limitation on Liens....................................22
       Section 10.5.   Sales of Assets........................................24
       Section 10.6.   Merger, Consolidation and Sale of Stock................24
       Section 10.7.   Designation of Restricted and Unrestricted
                         Subsidiaries.........................................25
       Section 10.8.   Nature of Business.....................................26
       Section 10.9.   Transactions with Affiliates...........................26

SECTION 11.            EVENTS OF DEFAULT......................................26

SECTION 12.            REMEDIES ON DEFAULT, ETC...............................28

       Section 12.1.   Acceleration...........................................28


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

       Section 12.2.   Other Remedies.........................................29
       Section 12.3.   Rescission.............................................29
       Section 12.4.   No Waivers or Election of Remedies, Expenses, Etc......29

SECTION 13.            REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES..........30

       Section 13.1.   Registration of Notes..................................30
       Section 13.2.   Transfer and Exchange of Notes.........................30
       Section 13.3.   Replacement of Notes...................................30

SECTION 14.            PAYMENTS ON NOTES......................................31

       Section 14.1.   Place of Payment.......................................31
       Section 14.2.   Home Office Payment....................................31

SECTION 15.            EXPENSES, ETC..........................................31

       Section 15.1.   Transaction Expenses...................................31
       Section 15.2.   Survival...............................................32

SECTION 16.            SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                         ENTIRE AGREEMENT.....................................32

SECTION 17.            AMENDMENT AND WAIVER...................................32

       Section 17.1.   Requirements...........................................32
       Section 17.2.   Solicitation of Holders of Notes.......................33
       Section 17.3.   Binding Effect, Etc....................................33
       Section 17.4.   Notes Held by Company, Etc.............................33

SECTION 18.            NOTICES................................................33

SECTION 19.            REPRODUCTION OF DOCUMENTS..............................34

SECTION 20.            CONFIDENTIAL INFORMATION...............................34

SECTION 21.            SUBSTITUTION OF PURCHASER..............................35

SECTION 22.            MISCELLANEOUS..........................................36

       Section 22.1.   Successors and Assigns.................................36
       Section 22.2.   Payments Due on Non-Business Days......................36
       Section 22.3.   Severability...........................................36
       Section 22.4.   Construction...........................................36
       Section 22.5.   Counterparts...........................................36
       Section 22.6.   Governing Law..........................................36
       Section 22.7.   Submission to Process..................................36


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

SCHEDULE A        --  Information Relating To Purchasers

SCHEDULE B        --  Defined Terms

SCHEDULE 5.3      --  Description of Certain Recent Events

SCHEDULE 5.4      --  Subsidiaries of the Company and Ownership of Subsidiary
                      Stock; Affiliates; Investments

SCHEDULE 5.5      --  Financial Statements

SCHEDULE 5.11     --  Patents, etc.

SCHEDULE 5.15     --  Existing Debt

SCHEDULE 10.4     --  Existing Liens

EXHIBIT 1-A       --  Form of Senior Note, Series A, due March 1, 2006

EXHIBIT 1-B       --  Form of Senior Note, Series B, due March 1, 2006

EXHIBIT 4.4(a)    --  Form of Opinion of Designee of General Counsel of the
                      Company

EXHIBIT 4.4(b)    --  Form of Opinion of Special Counsel for the Company

EXHIBIT 4.4(c)    --  Form of Opinion of Special Counsel for the Purchasers

                                SCI SYSTEMS, INC.
                            2101 West Clinton Avenue
                            Huntsville, Alabama 35805

             $564,000,000 Senior Notes, Series A, due March 1, 2006
              $36,000,000 Senior Notes, Series B, due March 1, 2006

                                                                     Dated as of
                                                                   March 1, 2001

TO THE PURCHASERS LISTED IN
THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

      SCI SYSTEMS, INC., a Delaware corporation (the "Company"), agrees with the Purchasers listed in the attached Schedule A (the "Purchasers") to this Note Purchase Agreement (this "Agreement") as follows:

SECTION 1. AUTHORIZATION OF NOTES.

      Section 1.1. Description of Notes. The Company will authorize the issue and sale of (a) $564,000,000 aggregate principal amount of its Senior Notes, Series A, due March 1, 2006 (the "Series A Notes") and (b) $36,000,000 aggregate principal amount of its Senior Notes, Series B, due March 1, 2006 (the "Series B Notes"; the Series A Notes and the Series B Notes are collectively referred to herein as the "Notes", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Series A Notes and the Series B Notes shall be substantially in the form set out in
Exhibit 1-A and Exhibit 1-B, respectively, with such changes therefrom, if any, as may be approved by the Purchasers and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

      Section 1.2. Applicable Interest Rates. (a) The Series A Notes shall bear interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof from the date of issuance at the Series A Applicable Rate, payable semiannually on March 1 and September 1 in each year, commencing September 1, 2001, until such principal sum shall have become due and payable (whether at maturity, upon notice of prepayment or otherwise) and interest (so computed) on any overdue principal and premium (as provided herein) and, to the extent permitted by applicable law, on any overdue interest, from the due date thereof (whether by acceleration or otherwise) at the Series A Overdue Rate until paid.

      (b) (i) The Series B Notes shall bear interest (computed for the actual number of days elapsed on the basis of a year consisting of 360 days) on the unpaid principal thereof from the date of issuance at a floating rate equal to the Series B Applicable Rate from time to time, payable quarterly on the last day of each Interest Period, until such principal sum shall have become due and payable (whether at maturity, upon notice of prepayment or otherwise) and interest (so computed) on any overdue principal and premium (as provided herein) and, to the extent permitted by applicable law, on any overdue interest, from the due date thereof (whether by acceleration or otherwise) at a rate equal to the Series B Overdue Rate, until paid.

      (ii) The Company shall give notice to each holder of the Series B Notes within five (5) Business Days after the beginning of each Interest Period confirming the Series B Rate, the current Series B Applicable Rate, the Series B Overdue Rate, the last day of the current Interest Period and the amount of interest payable on the Series B Notes for such Interest Period based on the Series B Applicable Rate then in effect. Such notice shall contain a certificate signed by a Senior Financial Officer of the Company attaching a copy of the source of the market data by reference to which the applicable interest rate was determined. Any holder of a Series B Note may within 15 days after receipt of the notice furnished by the Company pursuant to this subsection (ii) object to the Company's determination of the applicable interest rate by delivering a certificate to the Company stating such objection and specifying the details of such holder's calculation of the applicable interest rate and such holder's calculation shall be binding in the absence of manifest error. The Company shall provide a copy of such certificate to each holder of a Series B Note. If any such certificate shall not have been delivered by the Company, the holders of a majority of the unpaid principal amount of the Series B Notes shall calculate the applicable interest rate and such calculation shall be binding in the absence of manifest error.

SECTION 2. SALE AND PURCHASE OF NOTES.

      Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes of the applicable series in the principal amount specified opposite such Purchaser's name in Schedule A at the purchase price of 100% of the principal amount thereof. The obligations of each Purchaser hereunder are several and not joint obligations and no Purchaser shall have any obligation or liability to any Person for the performance or nonperformance by any other Purchaser hereunder.

SECTION 3. CLOSING.

      The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, at 11:00 A.M. Chicago time, at a closing (the "Closing") on March 12, 2001 or on such other Business Day thereafter on or prior to March 15, 2001 as may be agreed upon by the Company and the Purchasers. At the Closing, the Company will deliver to each Purchaser the Notes of the series to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes of such series in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of such Purchaser's nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 7188501096 at Bank of

America, Illinois, 231 South LaSalle Street, Chicago, Illinois 60697 (ABA No. 071000039). If, at the Closing, the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser's satisfaction, such Purchaser shall, at such Purchaser's election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4. CONDITIONS TO CLOSING.

      The obligation of each Purchaser to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

      Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

      Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 10.4, 10.5, 10.6 or 10.8 hereof had such Sections applied since such date.

      Section 4.3. Compliance Certificates.

      (a) Officer's Certificate. The Company shall have delivered to such Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

      (b) Secretary's Certificate. The Company shall have delivered to such Purchaser a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

      Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Michael Sullivan, Esq., General Counsel of the Company or his designee, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or such Purchaser's counsel may reasonably request, (b) from Powell, Goldstein, Frazer & Murphy LLP, counsel for the Company, covering the matters set forth in
Exhibit 4.4(b) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or such Purchaser's counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to such Purchaser) and (c) from Chapman and Cutler, the Purchaser's special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(c) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

      Section 4.5. Purchase Permitted by Applicable Law, Etc. On the date of the Closing the purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which each Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject any Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by any Purchaser, such Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

      Section 4.6. Related Transactions. The Company shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the date of Closing pursuant to this Agreement.

      Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid, on or before the Closing, the fees, charges and disbursements of the Purchasers' special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

      Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each series of Notes.

      Section 4.9. Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

      Section 4.10. Appointment of CT Corporation System. The Company shall have appointed CT Corporation System to serve as its agent for service of process in New York and the Company shall have delivered to such Purchaser evidence in writing that CT Corporation System has accepted such appointment.

      Section 4.11. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and such Purchaser's special counsel, and such Purchaser and such Purchaser's special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such Purchaser's special counsel may reasonably request.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to each Purchaser that:

      Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

      Section 5.2. Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      Section 5.3. Disclosure. The Company, through its agents, Banc of America Securities LLC and Salomon Smith Barney Inc., has delivered to each Purchaser a copy of a Confidential Offering Memorandum, dated February, 2001 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum, the SEC filings, the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in
Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since June 30, 2000, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes, including the changes described in Schedule 5.3, that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to the Purchasers by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

      Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Restricted and Unrestricted Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and senior executive officers.

      (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

      (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

      (d) Except with respect to SCI Funding, Inc., no Restricted Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Restricted Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Restricted Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Restricted Subsidiary. SCI Funding, Inc., is a special purpose entity created solely to facilitate the Company's sale of accounts receivable under Securitization Transactions. SCI Funding, Inc., is subject to various restrictions contained in its charter documents and the receivables purchase agreements and related documents entered into in connection with Securitization Transactions which restrict its rights to make distributions except as contemplated under the Securitization Transactions.

      Section 5.5. Financial Statements. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

      Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not
(i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Restricted Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Restricted Subsidiary is bound or by which the Company or any Restricted Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Restricted Subsidiary.

      Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes provided that the Company intends to include information relating to this Agreement and the Notes in its regular filings on forms 8-K and 10-Q with the SEC.

      Section 5.8. Litigation; Observance of Agreements, Statutes and Orders.
(a) Except as disclosed in Schedule 5.11, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      Section 5.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended June 30, 1994.

      Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

      Section 5.11. Licenses, Permits, Etc. Except as disclosed in Schedule
5.11,

            (a) the Company and its Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

            (b) to the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

            (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Restricted Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Restricted Subsidiaries.

      Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

      (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the meanings specified in Section 3 of ERISA.

      (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under
Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

      (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries is not Material.

      (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of each Purchaser's representation in Section
6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

      Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 37 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of
Section 5 of the Securities Act.

      Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes to repay existing indebtedness, for general corporate purposes and for any other lawful purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

      Section 5.15. Existing Debt; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Restricted Subsidiaries as of December 24, 2000, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Restricted Subsidiaries except as estimated on Schedule 5.15. Neither the Company nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Restricted Subsidiary and no event or condition exists with respect to any Debt of the Company or any Restricted Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

      (b) Except as disclosed in Schedule 5.15, neither the Company nor any Restricted Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by
Section 10.4.

      Section 5.16. Foreign Assets Control Regulations, Etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

      Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

      Section 5.18. Environmental Matters. Neither the Company nor any Restricted Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Restricted Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to the Purchasers in writing:

            (a) neither the Company nor any Restricted Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

            (b) neither the Company nor any of its Restricted Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and neither the Company nor any Restricted Subsidiary has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

            (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Restricted Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6. REPRESENTATIONS OF THE PURCHASER.

      Section 6.1. Purchase for Investment. Each Purchaser represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser's or such pension or trust funds' property shall at all times be within such Purchaser's or such pension or trust funds' control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

      Section 6.2. Source of Funds. Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by it to pay the purchase price of the Notes to be purchased by it hereunder:

            (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

            (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of PTE 91-38 (issued July 12, 1991) and, except as such Purchaser has disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

            (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

            (d) the Source is a governmental plan; or

            (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

            (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

If any Purchaser or any subsequent transferee of the Notes indicates that such Purchaser or such transferee is relying on any representation contained in paragraph (b), (c) or (e) above, the Company shall deliver on the date of issuance of such Notes and on the date of any applicable transfer a certificate, which shall either state that (i) it is neither a party in interest nor a "disqualified person" (as defined in Section 4975(e)(2) of the Internal Revenue Code of 1986, as amended), with respect to any plan identified pursuant to paragraphs (b) or (e) above, or (ii) with respect to any plan, identified pursuant to paragraph (c) above, neither it nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan. As used in this Section 6.2, the terms "employee benefit plan," "governmental plan," "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7. INFORMATION AS TO COMPANY.

      Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

            (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                  (i) a consolidated balance sheet of the Company and its
            Subsidiaries as at the end of such quarter, and

                  (ii) consolidated statements of income, changes in
            shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a);

            (b) Annual Statements-- within 90 days after the end of each fiscal year of the Company, duplicate copies of,

                  (i) a consolidated balance sheet of the Company and its
            Subsidiaries, as at the end of such year, and

                  (ii) consolidated statements of income, changes in
            shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

      setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(b);

            (c) SEC and Other Reports -- promptly upon their becoming generally available to the public, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

            (d) Notice of Default or Event of Default -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

            (e) ERISA Matters -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                  (i) with respect to any Plan, any reportable event, as defined in Section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                  (ii) the taking by the PBGC of steps to institute, or the
            threatening by the PBGC of the institution of, proceedings under
            Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                  (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; and

            (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof by a Responsible Officer, copies of any notice to the Company or any Subsidiary from any Governmental Authority relating to any order or ruling that could reasonably be expected to have a Material Adverse Effect;

            (g) Designation of Subsidiaries -- promptly and in any event within 10 Business Days of any change in the designation of a Subsidiary as Restricted or Unrestricted pursuant to Section 10.7 hereof notice thereof; and

            (h) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

            Notwithstanding the foregoing, in the event that one or more Unrestricted Subsidiaries shall either (i) own more than 10% of the total consolidated assets of the Company and its Subsidiaries, or (ii) account for more than 10% of the consolidated gross revenues of the Company and its Subsidiaries for the quarterly fiscal period or fiscal year for which financial statements are then being delivered, determined in each case in accordance with GAAP, then, within the respective periods provided in Sections 7.1(a) and (b), above, the Company shall deliver to each holder of Notes that is an Institutional Investor, financial statements of the character and for the dates and periods as in said Sections 7.1(a) and (b) covering the group of Unrestricted Subsidiaries (on a consolidated basis), together with a consolidating statement reflecting eliminations or adjustments required to reconcile the financial statements of such group of Unrestricted Subsidiaries to the financial statements delivered pursuant to Sections 7.1(a) and (b).

      Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

            (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.6 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence) and further stating whether the Series A Applicable Rate and the Series B Applicable Rate will be increased or decreased for the applicable period; and

            (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

      Section 7.3. Inspection. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

            (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

            (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be reasonably requested in writing.

SECTION 8. PREPAYMENT OF THE NOTES.

      Section 8.1. Required Payments. (a) The entire principal amount of the Series A Notes shall become due and payable on March 1, 2006.

      (b) The entire principal amount of the Series B Notes shall become due and payable on March 1, 2006.

      Section 8.2. Optional Prepayments.

      (a) Optional Prepayments of Series A Notes. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Series A Notes, in an amount not less than $1,000,000 in aggregate principal amount of the Series A Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Series A Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Series A Notes written notice of each optional prepayment under this Section 8.2(a) not less than 15 Business Days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Series A Notes to be prepaid on such date, the principal amount of each Series A Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Series A Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Series A Notes a certificate of a Senior Financial Officer specifying the calculation of such Series A Make-Whole Amount as of the specified prepayment date.

      (b) Optional Prepayments of Series B Notes. The Series B Notes are not subject to prepayment or redemption at the option of the Company.

      Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of the Series A Notes pursuant to the provisions of Section 8.2(a), the principal amount of the Series A Notes to be prepaid shall be allocated among all of the Series A Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

      Section 8.4. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and, in the case of the Series A Notes, the applicable Series A Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Series A Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

      Section 8.5. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

      Section 8.6. Series A Make-Whole Amount. The term "Series A Make-Whole Amount" means, with respect to any Series A Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Series A Note over the amount of such Called Principal, provided that the Series A Make-Whole Amount may in no event be less than zero. For the purposes of determining the Series A Make-Whole Amount, the following terms have the following meanings:

            "Called Principal" means, with respect to any Series A Note, the principal of such Series A Note that is to be prepaid pursuant to Section 8.2(a) or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

            "Discounted Value" means, with respect to the Called Principal of any Series A Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Series A Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

            "Reinvestment Yield" means, with respect to the Called Principal of any Series A Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "PX-1" on the Bloomberg Financial Market Screen (or such other display as may replace "PX-1" on the Bloomberg Financial Market Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series

      Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release
      H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined by a national investment banking firm reasonably acceptable to the holders of more than 50% of the aggregate unpaid principal amount of the Series A Notes, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

            "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

            "Remaining Scheduled Payments" means, with respect to the Called Principal of any Series A Note, all payments of such Called Principal and interest thereon (calculated at the Series A Applicable Rate) that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Series A Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2(a) or 12.1.

            "Settlement Date" means, with respect to the Called Principal of any Series A Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2(a) or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

      Section 8.7. Change in Control. (a) Notice of Change in Control or Control Event. The Company will, within ten Business Days after any Responsible Officer has actual knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this Section 8.7. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (c) of this Section 8.7 and shall be accompanied by the certificate described in subparagraph (g) of this Section 8.7.

      (b) Condition to Company Action. The Company will not take any action that consummates or finalizes a Change in Control unless (i) at least 30 days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (c) of this Section 8.7, accompanied by the certificate described in subparagraph (g) of this Section 8.7, and (ii) contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this
Section 8.7.

      (c) Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraphs (a) and (b) of this Section 8.7 shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "Proposed Prepayment Date"). If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.7, such date shall be not less than 30 days and not more than 60 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 30th day after the date of such offer).

      (d) Acceptance; Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance to be delivered to the Company not more than 10 Business Days after receipt of the offer to prepay the Notes pursuant to this Section 8.7. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section
8.7 shall be deemed to constitute a rejection of such offer by such holder.

      (e) Prepayment. Prepayment of the Notes to be prepaid pursuant to this
Section 8.7 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment. The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph
(f) of this Section 8.7.

      (f) Deferral Pending Change in Control. The obligation of the Company to prepay Notes pursuant to the offers required by subparagraph (b) and accepted in accordance with subparagraph (d) of this Section 8.7 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until, and shall be made on the date on which, such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.7 in respect of such Change in Control shall be deemed rescinded and of no further force and effect).

      (g) Officer's Certificate. Each offer to prepay the Notes pursuant to this
Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying:
(i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this
Section 8.7; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest (calculated at the Series A Applicable Rate or the Series B Applicable

Rate, as appropriate) that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section
8.7 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

      (h) "Change in Control" Defined. "Change in Control" means each and every issue, sale or other disposition of shares of stock of the Company which results in any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act) (herein, an "Acquiring Person"), becoming the "beneficial owners" (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date of the Closing), directly or indirectly, of more than 50% of the total voting power of all classes then outstanding of the Company's voting stock.

      (i) "Control Event" Defined. "Control Event" means:

            (i) the execution by the Company or any of its Restricted Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control, or

            (ii) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control.

SECTION 9. AFFIRMATIVE COVENANTS.

      The Company covenants that so long as any of the Notes are outstanding:

      Section 9.1. Compliance with Law. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      Section 9.2. Insurance. The Company will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

      Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Restricted Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      Section 9.4. Payment of Taxes and Claims. The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

      Section 9.5. Corporate Existence, Etc. Subject to Sections 10.5 and 10.6, the Company will at all times preserve and keep in full force and effect its corporate existence, and will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries (unless merged into the Company or a Wholly-Owned Restricted Subsidiary) and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 10. NEGATIVE COVENANTS.

      The Company covenants that so long as any of the Notes are outstanding:

      Section 10.1. Consolidated Adjusted Net Worth. The Company will not at any time permit Consolidated Adjusted Net Worth to be less than the sum of (a) $1,000,000,000, plus (b) an aggregate amount equal to 25% of Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal year beginning with the fiscal year ending June 30, 2001.

      Section 10.2. Limitations on Debt and Priority Debt. (a) The Company will not at any time permit Consolidated Debt to exceed 65% of Consolidated Total Capitalization.

      (b) The Company will not at any time permit Priority Debt to exceed 20% of Consolidated Adjusted Net Worth.

      Section 10.3. Interest Coverage Ratio. The Company will not at any time permit EBIT for any period of four consecutive fiscal quarters (commencing with the period ending March 25, 2001) to be less than 175% of Interest Expense for such period.

      Section 10.4. Limitation on Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

            (a) Liens for taxes, assessments or other governmental charges that are not yet due and payable or the payment of which is not at the time required by Section 9.4;

            (b) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

            (c) Liens incidental to the conduct of business or the ownership of properties and assets (including landlords', carriers', warehousemen's, mechanics', materialmen's and other similar Liens for sums not yet due and payable) and Liens to secure the performance of bids, tenders, leases, or trade contracts, or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other Liens incurred in the ordinary course of business and not in connection with the borrowing of money;

            (d) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to the ownership of property or assets or the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

            (e) Liens incidental to minor survey exceptions and similar Liens, provided that such Liens do not, in the aggregate, materially detract from the value of such Property;

            (f) Liens securing Debt of a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

            (g) Liens existing as of the date of Closing and reflected in
      Schedule 10.4;

            (h) Liens incurred after the date of Closing given to secure the payment of the purchase price incurred in connection with the acquisition, construction or improvement of property (other than accounts receivable or inventory) useful and intended to be used in carrying on the business of the Company or a Restricted Subsidiary, including Liens existing on such property at the time of acquisition or construction thereof, or Liens incurred within 270 days of such acquisition or the completion of such construction or improvement, provided that (i) the Lien shall attach solely to the property acquired, purchased, constructed or improved, (ii) at the time of acquisition, construction or improvement of such property, the aggregate amount remaining unpaid on all Debt secured by Liens on such property, whether or not assumed by the Company or a Restricted Subsidiary, shall not exceed the total purchase price (or cost of construction and improvement) of such property, and (iii) the aggregate principal amount of all Debt secured by such Liens shall be permitted by the limitations set forth in Section 10.2(a);

            (i) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Restricted Subsidiary or its becoming a Restricted Subsidiary, or any Lien existing on any property acquired by the Company or any Restricted Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Restricted Subsidiary or such acquisition of property, (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property, and (iii) at the time of such incurrence and after giving effect thereto, no Default or Event of Default would exist;

            (j) Liens on Receivables and related rights of the Company and its Restricted Subsidiaries to the extent such Liens arise solely by reason of the sale thereof for cash to a special purpose entity (which may be a Subsidiary or Affiliate of the Company) in connection with Securitization Transactions; provided that no such Lien shall extend to or cover any property of the Company or any Restricted Subsidiary other than the Receivables and related rights subject to such Securitization Transaction;

            (k) any Lien created in favor of a customer of the Company or any Restricted Subsidiary with respect to specific goods or work-in-process to secure advances by the customer to the Company or any Restricted Subsidiary to purchase or cause the manufacture of the goods or work-in-process securing the advances, provided that in any such case:

                  (1) no such Lien shall extend to or cover any property of the
            Company or such Restricted Subsidiary other than the applicable goods or work-in-process, and

                  (2) such Lien shall not secure any Debt other than the amounts used to purchase or manufacture such goods or work-in-process;

            (l) any extensions, renewals or replacements of any Lien permitted by the preceding subparagraphs (f), (g), (h), (i), (j) or (k) of this
      Section 10.4, provided that (i) no additional property shall be encumbered by such Liens, (ii) the unpaid principal amount of the Debt secured thereby shall not be increased on or after the date of any extension, renewal or replacement, and (iii) at such time and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and

            (m) in addition to the Liens permitted by the preceding subparagraphs (a) through (l), inclusive, of this Section 10.4, Liens securing Priority Debt of the Company or any Restricted Subsidiary, provided that such Priority Debt shall be permitted by the limitations set forth in Section 10.2.

      Section 10.5. Sales of Assets. The Company will not, and will not permit any Restricted Subsidiary to, sell, lease or otherwise dispose of any substantial part (as defined below) of the assets of the Company and its Restricted Subsidiaries; provided, however, that the Company or any Restricted Subsidiary may sell, lease or otherwise dispose of assets constituting a substantial part of the assets of the Company and its Restricted Subsidiaries if such assets are sold in an arms length transaction and, at such time and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and an amount equal to the Net Proceeds received from such sale, lease or other disposition shall be used within 180 days of such sale, lease or disposition, in any combination:

            (1) to acquire productive assets used or useful in carrying on the business of the Company and its Restricted Subsidiaries and having a value at least equal to the value of such assets sold, leased or otherwise disposed of; or

            (2) to prepay or retire Senior Debt of the Company and/or its Restricted Subsidiaries.

      As used in this Section 10.5, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Company and its Restricted Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Restricted Subsidiaries during any period of 365 consecutive days, exceeds 20% of the book value of Consolidated Total Assets, determined as of the end of the fiscal quarter immediately preceding such sale, lease or other disposition; provided that there shall be excluded from any determination of a "substantial part" any (i) sale or disposition of assets in the ordinary course of business of the Company and its Restricted Subsidiaries, (ii) Excluded Sale and Leaseback Transactions, (iii) any transfer of assets from the Company to any Restricted Subsidiary or from any Restricted Subsidiary to the Company or another Restricted Subsidiary, and (iv) Receivables and related assets sold in connection with Securitization Transactions.

      Section 10.6. Merger, Consolidation and Sale of Stock. (a) The Company will not, and will not permit any Restricted Subsidiary to, consolidate with or be a party to a merger with any other corporation; provided, however, that:

            (1) any Restricted Subsidiary may merge or consolidate with or into the Company or any other Person, so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation and in any other merger or consolidation, such Restricted Subsidiary or a Wholly-Owned Restricted Subsidiary is the surviving or continuing entity; and

            (2) the Company may consolidate or merge with any other Person if
      (i) either (x) the Company shall be the surviving or continuing corporation, or (y) if the surviving or continuing entity is other than the Company, (A) such entity is organized under the laws of the United States or any jurisdiction thereof, (B) such entity expressly assumes, by written agreement satisfactory in scope and form to the holders of more than 50% in aggregate principal amount of the outstanding Notes, all obligations of the Company under the Notes and this Agreement, and (C) such entity shall cause to be delivered to each holder of Notes an opinion of independent counsel to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the provisions of this Section 10.6 and otherwise satisfactory in scope and form to the holders of more than 50% in aggregate principal amount of the outstanding Notes, and (ii) at the time of such consolidation or merger and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

      (b) The Company will not permit any Restricted Subsidiary to issue or sell any shares of stock of any class (including as "stock" for the purposes of this Section 10.6(b), any warrants, rights or options to purchase or otherwise acquire stock or other securities exchangeable for or convertible into stock) of such Restricted Subsidiary to any Person other than the Company or a Wholly-Owned Restricted Subsidiary, except for the purpose of qualifying directors, or except in satisfaction of the validly pre-existing preemptive or contractual rights of minority shareholders in connection with the simultaneous issuance of stock to the Company and/or a Restricted Subsidiary whereby the Company and/or such Restricted Subsidiary maintain their same proportionate interest in such Restricted Subsidiary or to the extent required by local law.

      (c) The Company will not sell, transfer or otherwise dispose of any shares of stock of any Restricted Subsidiary (except to qualify directors), and will not permit any Restricted Subsidiary to sell, transfer or otherwise dispose of (except to the Company or a Wholly-Owned Restricted Subsidiary) any shares of stock of any other Restricted Subsidiary, unless such sale or other disposition can be made within the limitations of Section 10.5 or this Section 10.6.

      Section 10.7. Designation of Restricted and Unrestricted Subsidiaries. (a) The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary and may designate any Restricted Subsidiary as an Unrestricted Subsidiary, provided that (i) at such time and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, and (ii) the designation of such Subsidiary as Restricted or Unrestricted shall not be changed pursuant to this Section 10.7 on more than two occasions. The Company shall give written notice of such action to each holder of a Note within 10 Business Days after the designation of any Subsidiary as Restricted or Unrestricted. Any Subsidiary acquired or created by the Company after the date of this Agreement will be a Restricted

Subsidiary unless such Subsidiary shall be designated an Unrestricted Subsidiary in accordance with this Section 10.7.

      (b) The Company acknowledges and agrees that if, after the date hereof, any Person becomes a Restricted Subsidiary, all Debt, leases and other obligations and all Liens and Investments of such Person existing as of the date such Person becomes a Restricted Subsidiary shall be deemed, for all purposes of this Agreement, to have been incurred, entered into, made or created at the same time such Person so becomes a Restricted Subsidiary provided that the foregoing shall not prohibit Liens otherwise permitted by Section 10.4.

      Section 10.8. Nature of Business. Neither the Company nor any Restricted Subsidiary will engage in any business if, as a result, the general nature of the business, i.e., contract manufacturing and related activities, taken on a consolidated basis, which would then be engaged in by the Company and its Restricted Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Restricted Subsidiaries on the date of this Agreement.

      Section 10.9. Transactions with Affiliates. The Company will not and will not permit any Restricted Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted Subsidiary), except pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable in any Material respect to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

SECTION 11. EVENTS OF DEFAULT.

      An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

            (a) the Company defaults in the payment of any principal or Series A Make-Whole Amount or Series B Premium Amount, as applicable, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

            (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

            (c) the Company defaults in the performance of or compliance with any term contained in Section 10.1 through 10.8, inclusive; or

            (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

            (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any Material respect on the date as of which made; or

            (f) (i) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount in excess of $25,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount in excess of $25,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be) due and payable before its stated maturity or before its regularly scheduled dates of payment; or

            (g) the Company or any Restricted Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action (or other comparable action in the case of any Person which is not a corporation) for the purpose of any of the foregoing; or

            (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Restricted Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Restricted Subsidiaries, or any such petition shall be filed against the Company or any of its Restricted Subsidiaries and such petition shall not be dismissed within 60 days; or

            (i) a final judgment or judgments for the payment of money aggregating in excess of $25,000,000 are rendered against one or more of the Company and its Restricted Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

            (j) If (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA
      Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $10,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through
      (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12. REMEDIES ON DEFAULT, ETC.

      Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

      (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in aggregate principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

      (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

      Upon any Note's becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (x) all accrued and unpaid interest thereon, (y) the Series A Make-Whole Amount, in the case of the Series A Notes, or the Series B Premium Amount, in the case of the Series B Notes, determined in respect of such principal amount (to the full extent permitted by applicable law), and (z) in the case of the Series B Notes the Breakfunding Costs, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Series A Make-Whole Amount or Series B Premium Amount, as applicable, by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

      Section 12.2. Other Remedies. If any Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

      Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of more than 50% in aggregate principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and, in the case of the Series A Notes, the Series A Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Series A Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Series A Overdue Rate or Series B Overdue Rate, as applicable, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to any Note. No rescission and annulment under this Section
12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

      Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder to the extent actually incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

      Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

      Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1-A or 1-B, as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a series, one Note of such series may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2, provided that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA.

      Section 13.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

            (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

            (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14. PAYMENTS ON NOTES.

      Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Series A Make-Whole Amount or Series B Premium Amount, as applicable, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of America, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

      Section 14.2. Home Office Payment. So long as any Purchaser or any Purchaser's nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Series A Make-Whole Amount or Series B Premium Amount, as applicable, if any, and interest by the method and at the address specified for such purpose in Schedule A hereto, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section
14.1. Prior to any sale or other disposition of any Note held by such Purchaser or such Purchaser's nominee such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note.

SECTION 15. EXPENSES, ETC.

      Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of one special counsel acting on behalf of all Purchasers and, if reasonably required but (so long as no Default or Event of Default shall exist) subject to the Company's prior written approval, not to be unreasonably withheld, local or other counsel) actually incurred by each Purchaser and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by the Purchasers).

      Section 15.2. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

      All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

      Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the holders of Notes holding more than 50% in aggregate principal amount of the Notes at the time outstanding, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the unanimous written consent of all of the holders of Notes at the time outstanding affected thereby, (i) subject to the provisions of
Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Series A Make-Whole Amount or Series B Premium Amount, as applicable, on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

      Section 17.2. Solicitation of Holders of Notes.

      (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

      (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of the Notes unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.. Any amendment or waiver consented to as provided

      Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

      Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18. NOTICES.

      All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (charges prepaid). Any such notice must be sent:

            (i) if to a Purchaser or such Purchaser's nominee, to such Purchaser or such Purchaser's nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or such Purchaser's nominee shall have specified to the Company in writing,

            (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

            (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19. REPRODUCTION OF DOCUMENTS.

      This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by each Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to each Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This
Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

      For the purposes of this Section 20, "Confidential Information" means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser's behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or
(d) constitutes financial statements delivered to such Purchaser under Section
7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such

Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) such Purchaser's directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser's Notes),
(ii) such Purchaser's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which such Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser's Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will, as a condition precedent to receiving such information, enter into an agreement with the Company embodying the provisions of this Section 20 and providing the Company assurances that such holder will enter into further agreements with language no more burdensome on the holder than the language contained in this Section 20 as reasonably requested by the Company in order to comply with Regulation FD.

SECTION 21. SUBSTITUTION OF PURCHASER.

      Each Purchaser shall have the right to substitute any one of such Purchaser's Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Purchaser's Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "Purchaser" is used in this Agreement (other than in Section 20 or this Section 21), such word shall be deemed to refer to such Affiliate in lieu of such Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to such Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to such Purchaser, and such Purchaser shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 22. MISCELLANEOUS.

      Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

      Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Series A Make-Whole Amount or Series B Premium Amount, as applicable, or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

      Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

      Section 22.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

      Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

      Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

      Section 22.7. Submission to Process. THE COMPANY HEREBY AGREES THAT ANY LEGAL ACTION OR PROCEEDING AGAINST THE COMPANY WITH RESPECT TO THIS AGREEMENT OR THE NOTES MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR (TO THE EXTENT THEY HAVE SUBJECT MATTER JURISDICTION) OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AS THE HOLDERS OF AT LEAST 51% IN AGGREGATE PRINCIPAL AMOUNT OF THE NOTES MAY ELECT, AND, BY EXECUTION AND DELIVERY HEREOF, THE COMPANY ACCEPTS AND

CONSENTS, FOR ITSELF AND IN RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, TO THE JURISDICTION OF THE AFORESAID COURTS AND AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE, UNLESS WAIVED BY THE HOLDERS OF AT LEAST 51% IN AGGREGATE PRINCIPAL AMOUNT OF THE NOTES IN WRITING, WITH RESPECT TO ANY QUESTIONS RELATING TO USURY. THE COMPANY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT TO STAY OR TO DISMISS ANY ACTION OR PROCEEDING BROUGHT BEFORE SAID COURTS ON THE BASIS OF FORUM NON CONVENIENS. IN FURTHERANCE OF THE FOREGOING, THE COMPANY HEREBY IRREVOCABLY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, CURRENTLY LOCATED AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK, AS AGENT OF THE COMPANY TO RECEIVE SERVICE OF ALL PROCESS BROUGHT AGAINST THE COMPANY WITH RESPECT TO ANY SUCH PROCEEDING IN ANY SUCH COURT IN NEW YORK, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE COMPANY TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. COPIES OF ANY SUCH PROCESS SO SERVED SHALL ALSO, IF PERMITTED BY LAW, BE SENT BY REGISTERED MAIL TO THE COMPANY IN ACCORDANCE WITH SECTION 18 BUT THE FAILURE OF THE COMPANY TO RECEIVE SUCH COPIES SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS AS AFORESAID. THE COMPANY SHALL FURNISH TO THE HOLDERS A CONSENT OF CT CORPORATION SYSTEM AGREEING TO ACT HEREUNDER PRIOR TO THE DATE OF CLOSING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE HOLDERS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE HOLDERS TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION. IF FOR ANY REASON CT CORPORATION SYSTEM SHALL RESIGN OR OTHERWISE CEASE TO ACT AS AGENT, THE COMPANY HEREBY IRREVOCABLY AGREES TO (A) IMMEDIATELY DESIGNATE AND APPOINT A NEW AGENT ACCEPTABLE TO THE HOLDERS OF AT LEAST 51% IN AGGREGATE PRINCIPAL AMOUNT OF THE NOTES TO SERVE IN SUCH CAPACITY AND, IN SUCH EVENT, SUCH NEW AGENT SHALL BE DEEMED TO BE SUBSTITUTED FOR CT CORPORATION SYSTEM FOR ALL PURPOSES HEREOF AND (B) PROMPTLY DELIVER TO THE HOLDERS THE WRITTEN CONSENT (IN FORM AND SUBSTANCE SATISFACTORY TO THE HOLDERS OF AT LEAST 51% IN AGGREGATE PRINCIPAL AMOUNT OF THE NOTES) OF SUCH NEW AGENT AGREEING TO SERVE IN SUCH CAPACITY.

                                    * * * * *

      The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                Very truly yours,

                                SCI SYSTEMS, INC.


                                By _____________________________________________
                                   [Title]

Accepted as of the first date written above.

                                   [VARIATION]


                                By _____________________________________________
                                Its ____________________________________________

                                                            PRINCIPAL AMOUNT
  NAME AND ADDRESS                                              OF NOTES
  OF PURCHASERS                              SERIES          TO BE PURCHASED


                                   SCHEDULE A
                          (to Note Purchase Agreement)

                                  DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

"Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

"Attributable Debt" means, as to any particular lease relating to a sale and leaseback transaction, the total amount of rent (discounted semiannually from the respective due dates thereof at the interest rate implicit in such lease) required to be paid by the lessee under such lease during the remaining term thereof. The amount of rent required to be paid under any such lease and for any such period shall be (a) the total amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, utilities, operating and labor costs and similar charges plus (b) without duplication, any guaranteed residual value in respect of such lease to the extent such guarantee would be included in Debt in accordance with GAAP.

"Breakfunding Costs" means all expenses, losses and costs incurred by a holder of Series B Notes in connection with the liquidation or redeployment of deposits or other funds acquired by such Series B holder to fund or maintain the funding of the Series B Notes held by such holder or the relending or reinvesting of amounts paid to such holder from the date of any acceleration of the Series B Notes (excluding any acceleration on the last day of an Interest Period) of such holder to the next succeeding interest payment date. If any holder shall make a claim for Breakfunding Costs, it shall provide the Company with a certificate setting forth the amount of such Breakfunding Costs, including the computation of such amount in reasonable detail.

"Business Day" means, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed and, for purposes of determining the Series B Rate, any day in which dealings in foreign currencies and exchange may be carried on in the interbank eurodollar market.

"Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

                                   Schedule B
                          (to Note Purchase Agreement)

"Capital Lease Obligation" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person, as the lessee under the Capital Lease, which would appear as a liability on a balance sheet of such Person in accordance with GAAP.

"Change in Control" is defined in Section 8.7.

"Closing" is defined in Section 3.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

"Company" means SCI Systems, Inc., a Delaware corporation.

"Confidential Information" is defined in Section 20.

"Consolidated Adjusted Net Worth" means, as of the date of any determination thereof, Consolidated Net Worth less the total amount of (i) all Restricted Investments in excess of 10% of Consolidated Net Worth as of such date of determination, and (ii) all amounts properly attributed to minority interests, if any, in the stock and surplus of Restricted Subsidiaries.

"Consolidated Debt" means, as of the date of any determination thereof, all Debt of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

"Consolidated Net Income" means for any period the consolidated net income (or loss) of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

"Consolidated Net Worth" means at any time the total amount of stockholders' equity of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

"Consolidated Total Assets" means, as of the date of any determination thereof, the total amount of all assets of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

"Consolidated Total Capitalization" means, as of the date of any determination thereof, the sum of (i) Consolidated Debt, plus (ii) Consolidated Adjusted Net Worth.

"Control Event" is defined in Section 8.7.

"Debt" means, with respect to any Person, without duplication,

            (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorally redeemable Preferred Stock;

            (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

            (c) its Capital Lease Obligations;

            (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

            (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); and

            (f) guarantees of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof.

      Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (f) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP. Debt shall not include any obligation arising in connection with a Securitization Transaction which is not treated as a liability of such Person on the balance sheet of such Person prepared in accordance with GAAP.

      "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

      "Determination Date" means, for each fiscal quarter, the first Business Day following the last day on which financial statements for the immediately preceding accounting period are required to be delivered in accordance with
Section 7.1 (whether or not such financial statements are actually delivered).

      "EBIT" means for any period the sum of (i) Consolidated Net Income, (ii) income tax expense of the Company and its Restricted Subsidiaries, determined in accordance with GAAP, (iii) charges for amortization of intangibles, extraordinary charges, non-recurring charges and restructuring charges but, in each case, only to the extent that such items are non-cash charges deducted from Consolidated Net Income during such period, and (iv) Interest Expense.

      "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

      "Event of Default" is defined in Section 11.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Excluded Sale and Leaseback Transaction" shall mean any sale or transfer of property acquired by the Company or any Restricted Subsidiary after the date of this Agreement to any Person within 180 days following the acquisition or construction of such property by the Company or any Restricted Subsidiary if the Company or a Restricted Subsidiary shall concurrently with such sale or transfer, lease such property, as lessee.

      "Fair Market Value" means, at any time and with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

      "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

      "Governmental Authority" means:

            (a) the government of:

                  (i) the United States of America or any State or other
            political subdivision thereof, or

                  (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

            (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

            "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

            (a) to purchase such indebtedness or obligation or any property constituting security therefor;

            (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

            (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

            (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

      "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

      "holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.1.

      "Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of a Note or Notes holding more than $2,000,000 principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

      "Interest Expense" means, with respect to any period, the sum (without duplication) of the following deducted in determining Consolidated Net Income for such period: (i) all interest expense in respect of Debt of the Company and its Restricted Subsidiaries (including imputed interest on Capital Leases) for such period, (ii) all debt discount and expense amortized by the Company and its Restricted Subsidiaries in such period and (iii) all interest charges capitalized or deferred by the Company and its Restricted Subsidiaries in such period.

      "Interest Period" shall mean, initially, the period commencing on the Closing Date and ending on June 1, 2001, and, thereafter, each three-month period commencing on the last day of the prior Interest Period and ending on the numerically corresponding day of the third month following the month in which such Interest Period commences, provided that:

            (a) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

            (b) no Interest Period shall extend beyond the final maturity of the Series B Notes; and

            (c) the interest rate applicable to such Interest Period shall accrue from and including the first day of such Interest Period to, but excluding, the last day thereof.

      For purposes of determining an Interest Period other than the initial Interest Period, each three-month period shall start on a day in a calendar month and end on a numerically corresponding day in the third calendar month following thereafter, provided that if an Interest Period begins on the last day of a calendar month and/or if there is no numerically corresponding day in such third calendar month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such third calendar month.

      "Investment" means any investment, made in cash or by delivery of property, by the Company or any of its Restricted Subsidiaries (i) in any Person, whether by acquisition of stock, Debt or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise, or (ii) in any investment property other than Securities of the Company or a Restricted Subsidiary pursuant to a repurchase plan.

      "LIBOR" means, for each Interest Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, with respect to any Interest Period, an interest rate per annum equal to the London Interbank Offered Rate for such Interest Period, as published or announced two (2) Business Days prior to the commencement of such Interest Period in the Money Rates Section of The Wall Street Journal (Eastern Edition), or (if the London Interbank Offered Rate for such Interest Period is not so published or announced at such time) interpolated from publications or announcements in The Wall Street Journal (Eastern Edition) for the London Interbank Offered Rates for the periods of time closest to such Interest Period or, in the event that The Wall Street Journal (Eastern Edition) ceases for any reason to publish or announce such rate of interest, any other source selected by the holders of a majority in principal amount of the Series B Notes. "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period which appears on the Bloomberg Financial Markets Service Page BBAM-1 (or if such page is not available, the Reuters Screen LIBO Page) as of 11:00 a.m. (London, England time) on the date 2 Business Days before the commencement of such Interest Period. "Reuters Screen LIBO Page" means the display designated as the "LIBO" page on the Reuters Monitory Money Rates Service (or such other page as may replace the LIBO page on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Banker's Association Interest Settlement Rates for U.S. Dollar deposits).

      "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

      "Material" means material in relation to the business, operations, affairs, financial condition, assets, or properties of the Company and its Restricted Subsidiaries taken as a whole.

      "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or
(c) the validity or enforceability of this Agreement or the Notes.

      "Memorandum" is defined in Section 5.3.

      "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

      "Net Proceeds" means, with respect to any sale, lease or other disposition of any property by any Person, an amount equal to the difference of:

            (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such sale, lease or other disposition but net of applicable taxes) received by such Person in respect of such disposition, minus

            (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such disposition.

      "Notes" is defined in Section 1.1.

      "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

      "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

      "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

      "Plan" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

      "Preferred Stock" means, in respect of any corporation, shares of the capital stock of such corporation that are entitled to preference or priority over any other shares of the capital stock of such corporation in respect of payment of dividends or distribution of assets upon liquidation.

      "Priority Debt" means (without duplication), as of the date of any determination thereof, (i) all unsecured Debt of Restricted Subsidiaries (other than Debt owing to the Company or another Restricted Subsidiary and Guaranties of Debt outstanding pursuant to the Note Purchase Agreement dated as of June 28, 1996 between the Company and the Institutional Investors named therein), (ii) all Debt of the Company and its Restricted Subsidiaries secured by Liens other than Debt secured by Liens permitted by subparagraphs (a) through (l), inclusive, of Section 10.4 and (iii) Attributable Debt of the Company and its Restricted Subsidiaries.

      "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

      "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

      "Receivables" means those assets classified as accounts or notes receivable under GAAP.

      "Responsible Officer" means any Senior Financial Officer and any other executive level officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

      "Restricted Investments" means all Investments, other than the following:

            (a) Investments by the Company and its Restricted Subsidiaries in and to Restricted Subsidiaries, including any Investment in a corporation which, after giving effect to such Investment, will become a Restricted Subsidiary;

            (b) Investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Company or any Restricted Subsidiary, is accorded one of the highest two ratings by S&P or by Moody's or other nationally recognized credit rating agency of similar standing;

            (c) Investments in United States Governmental Securities denominated in U.S. Dollars maturing within one year from the date of acquisition;

            (d) Investments in certificates of deposit or bankers acceptances maturing within one year from the date of issuance thereof, issued by Bank of America, N.A. or any other bank or trust company organized under the laws of the United States or any state thereof, whose long-term certificates of deposit are, at the time of acquisition thereof by the Company or a Restricted Subsidiary, accorded one of the highest two ratings by S&P or by Moody's or other nationally recognized credit rating agency of similar standing;

            (e) Investments in tax-exempt obligations of any state of the United States of America, or any municipality of any such state, maturing within one year from the date of acquisition which, at the time of acquisition by the Company or any Restricted Subsidiary, are accorded one of the highest two ratings by S&P or by Moody's or other nationally recognized credit rating agency of similar standing;

            (f) Investments in assets arising from the sale of goods and services in the ordinary course of business of the Company and its Restricted Subsidiaries;

            (g) Investments by the Company and its Restricted Subsidiaries in property, plant and equipment of the Company and its Restricted Subsidiaries to be used in the ordinary course of business;

            (h) Investments in cash equivalents or money market instrument programs which are classified as current assets of the Company or any Restricted Subsidiary in accordance with GAAP;

            (i) Investments in Repurchase Agreements having a term of not more than 90 days;

            (j) Investments of the Company and its Restricted Subsidiaries existing as of the date of Closing and described on Schedule 5.4;

            (k) Investments in capital stock of the Company and its Restricted Subsidiaries constituting treasury stock;

            (l) Investments in deferred compensation arrangements in connection with Rabbi Trusts; and

            (m) Investments in connection with any Securitization Transaction.

      In valuing any Investments for the purpose of applying the limitations set forth in this Agreement, such Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal.

      As used in this definition of "Restricted Investments":

            "Acceptable Bank" means any bank or trust company (i) which is organized under the laws of the United States of America or any State thereof, (ii) which has capital, surplus and undivided profits aggregating at least $250,000,000, and (iii) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning directly or indirectly all of the capital stock of such bank or trust company) shall have been given a rating of "A" or better by S&P, "A2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing.

            "Acceptable Broker-Dealer" means any Person other than a natural person (i) which is registered as a broker or dealer pursuant to the Exchange Act and (ii) whose long-term unsecured debt obligations shall have been given a rating of "A" or better by S&P, "A2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing.

            "Moody's" means Moody's Investors Service, Inc.

            "Repurchase Agreement" means any written agreement:

                  (a) that provides for (i) the transfer of one or more United
            States Governmental Securities in an aggregate principal amount at least equal to the amount of the Transfer Price (defined below) to the Company or any of its Restricted Subsidiaries from an Acceptable Bank or an Acceptable Broker-Dealer against a transfer of funds (the "Transfer Price") by the Company or such Restricted Subsidiary to such Acceptable Bank or Acceptable Broker-Dealer, and (ii) a simultaneous agreement by the Company or such Restricted Subsidiary, in connection with such transfer of funds, to transfer to such Acceptable Bank or Acceptable Broker-Dealer the same or substantially similar United States Governmental Securities for a price not less than the Transfer Price plus a reasonable return thereon at a date certain not later than 365 days after such transfer of funds,

                  (b) in respect of which the Company or such Restricted
            Subsidiary shall have the right, whether by contract or pursuant to applicable law, to liquidate such agreement upon the occurrence of any default thereunder, and

                  (c) in connection with which the Company or such Restricted
            Subsidiary, or an agent thereof, shall have taken all action required by applicable law or regulations to perfect a Lien in such United States Governmental Securities.

            "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

      "Restricted Subsidiary" means any Subsidiary which (i) at least 80% of the voting securities of such Subsidiary are owned by the Company and/or one or more Wholly-Owned Restricted Subsidiaries, and (ii) has been designated as a Restricted Subsidiary by the Company as reflected in Schedule 5.4 or by written notice given to the holders of all Notes in accordance with Section 10.7.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended from time to time.

      "Securitization Transaction" means a securitization transaction in which Receivables are sold and such transaction is a true sale for bankruptcy purposes and is accounted for by the seller as a sale in accordance with GAAP.

      "Securitized Receivables" means Receivables of the Company or any Restricted Subsidiary which have been the subject of a Securitization Transaction.

      "Security" shall have the meaning as in Section 2(1) of the Securities
Act.

      "Senior Debt" means, as of the date of any determination thereof, all Consolidated Debt, other than Subordinated Debt.

      "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

      "Series A Applicable Rate" means the rate per annum equal to 7.67%; provided that the Series A Applicable Rate shall be 8.17% if Consolidated Debt was greater than 60% of Consolidated Total Capitalization as of the last day of the fiscal quarter immediately preceding the Determination Date. The Series A Applicable Rate shall be in effect from and including such Determination Date to but excluding the next succeeding Determination Date.

      "Series A Make-Whole Amount" is defined in Section 8.6.

      "Series A Notes" is defined in Section 1.1.

      "Series A Overdue Rate" as of any date means that rate of interest that is the greater of (i) 2.0% per annum above the Series A Applicable Rate or (ii) 2.0% per annum over the rate of interest publicly announced by Bank of America, N.A. in New York, New York as its "base" or "prime" rate.

      "Series B Applicable Rate" means the rate per annum equal to the Series B Rate; provided that the Series B Applicable Rate shall be the Series B Rate plus
 .50% if Consolidated Debt was greater than 60% of Consolidated Total Capitalization as of the last day of the fiscal quarter immediately preceding the Determination Date. The Series B Applicable Rate shall be in effect from and including such Determination Date to but excluding the next succeeding Determination Date.

      "Series B Notes" is defined in Section 1.1.

      "Series B Overdue Rate" as of any date means that rate of interest that is the greater of (i) 2.0% per annum above the Series B Applicable Rate or (ii) 2.0% per annum over the rate of interest publicly announced by Bank of America, N.A. in New York, New York as its "base" or "prime" rate.

      "Series B Premium Amount" means, in connection with any acceleration of the Series B Notes pursuant to Section 12.1, an amount equal to the applicable percentage of the principal amount of the Series B Notes so accelerated as follows:

      IF ACCELERATED DURING THE 12-MONTH
             PERIOD ENDING MARCH 1                      APPLICABLE PERCENTAGE

                     2002                                        2.0%
                     2003                                        1.5%
                     2004                                        1.0%
                     2005                                        .5%
                     2006                                         0%

      "Series B Rate" for each Interest Period shall be a rate per annum equal to 1.92% plus LIBOR for such Interest Period. The Series B Rate applicable to the initial Interest Period shall equal 6.98%.

      "Subordinated Debt" means, as of the date of any determination thereof, all unsecured Debt of the Company which shall contain or have applicable thereto subordination provisions providing for the subordination thereof to other Debt of the Company (including, without limitation, the Notes).

      "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

      "United States Governmental Security" means any direct obligation of, or obligation guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

      "Unrestricted Subsidiary" means any Subsidiary not designated or deemed designated by the Company as a Restricted Subsidiary as reflected in Schedule
5.4 or in accordance with Section 10.7.

      "Wholly-Owned Restricted Subsidiary" means, at any time, any Restricted Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Restricted Subsidiaries at such time.

                                SCI SYSTEMS, INC.
                                  RESTRUCTURING

      On February 26, 2001, SCI Systems announced that it will cut its workforce by 10% and consolidate plant operations because of market uncertainty and the slowing growth of personal computer activities. SCI Systems, Inc., said it will lay off roughly 3,800 of 38,000 employees worldwide and will consolidate some operations while expanding others. The company has not specified which of its locations will be affected by either possibility. The decision will result in a one-time charge of roughly $40 million to $60 million in its current quarter.

                                  SCHEDULE 5.3
                          (to Note Purchase Agreement)

       Organization and Ownership of Shares of the Company's Subsidiaries

      (All Subsidiaries and Restricted Subsidiaries unless Otherwise Noted)

------------------------------------------------------------------------------------------------------------------------------------
          Name of Subsidiary           Jurisdiction             Percentage of                         Shareholder(s)
          ------------------           ------------             -------------                         --------------
                                                             Outstanding Shares
                                                             ------------------
                                                             held by the Company
                                                             -------------------
                                                          (directly or indirectly)
                                                          ------------------------
------------------------------------------------------------------------------------------------------------------------------------
1.   SCI Systems (Alabama), Inc.   Alabama                100%                       The Company.
------------------------------------------------------------------------------------------------------------------------------------
2.   SCI Technology, Inc.          Alabama                100%                       SCI Systems (Alabama), Inc., a wholly-owned
                                                                                     subsidiary of the Company.
------------------------------------------------------------------------------------------------------------------------------------
3.   SCI Holdings, Inc.            Delaware               100%                       The Company.
------------------------------------------------------------------------------------------------------------------------------------
4.   Interagency, Inc.             Delaware               100%                       SCI Systems (Alabama), Inc., a wholly-owned
                                                                                     subsidiary of the Company.
------------------------------------------------------------------------------------------------------------------------------------
5.   SCIMEX, Inc.                  Alabama                100%                       The Company.
------------------------------------------------------------------------------------------------------------------------------------
6.   Newport, Inc.                 Georgia                100%                       SCI Technology, Inc., a wholly-owned subsidiary
                                                                                     of SCI Systems (Alabama), Inc., which is a
                                                                                     wholly-owned subsidiary of the Company.
------------------------------------------------------------------------------------------------------------------------------------
7.   SCI Funding, Inc.             Delaware               100%                       SCI Technology, Inc. a wholly-owned subsidiary
                                                                                     of SCI Systems (Alabama), Inc., which is a
                                                                                     wholly-owned subsidiary of the Company.
------------------------------------------------------------------------------------------------------------------------------------
8.   SCI/TAG, LLC                  Delaware               100%                       SCI Technology, Inc., a wholly-owned subsidiary
     Limited Liability Company                                                       of SCI Systems (Alabama), Inc., which is a
                                                                                     wholly-owned subsidiary of the Company.
------------------------------------------------------------------------------------------------------------------------------------
9.   SCI/EOG Holdings, Inc.        Delaware               100%                       SCI Technology, Inc., a wholly-owned subsidiary
                                                                                     of SCI Systems (Alabama), Inc., which is a
                                                                                     wholly-owned subsidiary of the Company.
------------------------------------------------------------------------------------------------------------------------------------
10.  EOG, Inc.                     Delaware               100%                       SCI/EOG Holdings, Inc.,  a wholly-owned
                                                                                     subsidiary of SCI Technology, Inc., which is a
                                                                                     wholly-owned subsidiary of SCI Systems
                                                                                     (Alabama), Inc., a wholly-owned subsidiary of
                                                                                     the Company.
------------------------------------------------------------------------------------------------------------------------------------
11.  CMS Hartzell, Incorporated    Delaware               100%                       SCI Technology, Inc. a wholly-owned subsidiary
                                                                                     of SCI Systems (Alabama), Inc., which is a
                                                                                     wholly-owned subsidiary of the Company.
------------------------------------------------------------------------------------------------------------------------------------
12.  CMS Holding Company           Delaware               100%                       CMS Hartzell Incorporated, a wholly-owned
                                                                                     subsidiary of SCI Technology, Inc., which is a
                                                                                     wholly-owned subsidiary of SCI Systems
                                                                                     (Alabama), Inc.,  a wholly-owned subsidiary of
                                                                                     the Company.
------------------------------------------------------------------------------------------------------------------------------------
13.  Hartzell Manufacturing, Inc.  Minnesota              100%                       CMS Hartzell Incorporated, a wholly-owned
                                                                                     subsidiary of SCI Technology, Inc., which is a
                                                                                     wholly-owned subsidiary of SCI Systems
                                                                                     (Alabama), Inc.,  a wholly-owned subsidiary of
                                                                                     the Company.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
          Name of Subsidiary           Jurisdiction             Percentage of                         Shareholder(s)
          ------------------           ------------             -------------                         --------------
                                                             Outstanding Shares
                                                             ------------------
                                                             held by the Company
                                                             -------------------
                                                          (directly or indirectly)
                                                          ------------------------
------------------------------------------------------------------------------------------------------------------------------------
14.  Hartzell Manufacturing,       Minnesota              100%                       Hartzell Manufacturing, Inc., a wholly-owned
     Incorporated                                                                    subsidiary of CMS Hartzell Incorporated, which
                                                                                     is a wholly-owned subsidiary of SCI Technology,
                                                                                     Inc., a wholly-owned subsidiary of SCI Systems
                                                                                     (Alabama), Inc., which is a wholly-owned
                                                                                     subsidiary of the Company.
------------------------------------------------------------------------------------------------------------------------------------
15.  Ra-Tek Precision Sheet        California             150,000 shares common,     Continental Metal Specialty, Inc., a
     Metal, Inc.                                          $1.00 par; 150,000         wholly-owned subsidiary of CMS Holding
                                                          shares Preferred, $30.00   Company, which is a wholly-owned subsidiary of
                                                          par                        CMS Hartzell Incorporated, a wholly-owned
                                                                                     subsidiary of SCI Technology, Inc., which is a
                                                                                     wholly-owned subsidiary of SCI Systems
                                                                                     (Alabama), Inc., a wholly-owned subsidiary of
                                                                                     the Company.
------------------------------------------------------------------------------------------------------------------------------------
16.  Continental Metal             Kentucky               100%                       CMS Holding Company, a wholly-owned subsidiary
                                                                                     Specialty, Inc. of CMS Hartzell Incorporated,
                                                                                     which is a wholly-owned subsidiary of SCI
                                                                                     Technology, Inc., a wholly-owned subsidiary of
                                                                                     SCI Systems (Alabama), Inc., which is a
                                                                                     wholly-owned subsidiary of the Company.
------------------------------------------------------------------------------------------------------------------------------------
17.  RKO Tool Corp.                Minnesota              100%                       Global Tool & Engineering, Inc., a
                                                                                     wholly-owned subsidiary of Hartzell
                                                                                     Manufacturing, Inc., which is a wholly-owned
                                                                                     subsidiary of CMS Hartzell Incorporated, a
                                                                                     wholly-owned subsidiary of SCI Technology,
                                                                                     Inc., which is a wholly-owned subsidiary of
                                                                                     SCI Systems (Alabama), Inc., a wholly-owned
                                                                                     subsidiary of the Company.
------------------------------------------------------------------------------------------------------------------------------------
18.  Global Tool & Engineering,    Minnesota              100%                       Hartzell Manufacturing, Inc., a wholly-owned
     Inc.                                                                            subsidiary of CMS Hartzell Incorporated, which
                                                                                     is a wholly-owned subsidiary of SCI Technology,
                                                                                     Inc., a wholly-owned subsidiary of SCI Systems
                                                                                     (Alabama), Inc., which is a wholly-owned
                                                                                     subsidiary of the Company.
------------------------------------------------------------------------------------------------------------------------------------
19.  Hartzell Florida, Inc.        Minnesota              100%                       Hartzell Manufacturing, Inc., a wholly-owned
                                                                                     subsidiary of CMS Hartzell Incorporated, which
                                                                                     is a wholly-owned subsidiary of SCI Technology,
                                                                                     Inc., a wholly-owned subsidiary of SCI Systems
                                                                                     (Alabama), Inc., which is a wholly-owned
                                                                                     subsidiary of the Company.
------------------------------------------------------------------------------------------------------------------------------------
20.  SCI Foreign Sales, Inc.       Barbados               100%                       The Company.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
          Name of Subsidiary           Jurisdiction             Percentage of                         Shareholder(s)
          ------------------           ------------             -------------                         --------------
                                                             Outstanding Shares
                                                             ------------------
                                                             held by the Company
                                                             -------------------
                                                          (directly or indirectly)
                                                          ------------------------
------------------------------------------------------------------------------------------------------------------------------------
21.  Hartzell Puerto Rico, Inc.    Puerto Rico            100%                       Hartzell Manufacturing, Inc., a wholly-owned
                                                                                     subsidiary of CMS Hartzell Incorporated, which
                                                                                     is a wholly-owned subsidiary of SCI Technology,
                                                                                     Inc., a wholly-owned subsidiary of SCI Systems
                                                                                     (Alabama), Inc., which is a wholly-owned
                                                                                     subsidiary of the Company.
------------------------------------------------------------------------------------------------------------------------------------
22.  CMS Mexicana, S.A. de C.V.    Mexico                 100%                       CMS Holding Company, a wholly-owned subsidiary
                                                                                     of CMS Hartzell Incorporated, which is a
                                                                                     wholly-owned subsidiary of SCI Technology,
                                                                                     Inc., a wholly-owned subsidiary of SCI Systems
                                                                                     (Alabama), Inc., which is a wholly-owned
                                                                                     subsidiary of the Company and Continental
                                                                                     Metal Specialty, Inc., a wholly-owned
                                                                                     subsidiary of CMS Holding Company, which is a
                                                                                     wholly-owned subsidiary of CMS Hartzell
                                                                                     Incorporated, a wholly-owned subsidiary of SCI
                                                                                     Technology, Inc. ,which is a wholly-owned
                                                                                     subsidiary of SCI Systems (Alabama), Inc., a
                                                                                     wholly-owned subsidiary of the Company.
------------------------------------------------------------------------------------------------------------------------------------
23.  Advanced Electronics          Brazil                 100%                       Advanced Electronic Tech LTDA, a wholly-owned
     Integration LTD                                                                 subsidiary of SCI Holdings, Inc., which is a
                                                                                     wholly-owned subsidiary of the Company.
------------------------------------------------------------------------------------------------------------------------------------
24.  Advanced Electronics Tech     Brazil                 100%                       SCI Holdings, Inc., a wholly-owned subsidiary
                                                                                     of LTDA the Company and The Company.
------------------------------------------------------------------------------------------------------------------------------------
25.  AET Holdings Limited          Mauritius              100%                       SCI Mfg. Singapore Pte Ltd., a subsidiary
                                                                                     owned by SCI Holdings, Inc., a wholly-owned
                                                                                     subsidiary of the Company and SCI Technology,
                                                                                     Inc., a wholly-owned subsidiary of SCI Systems
                                                                                     (Alabama), Inc., which is a wholly-owned
                                                                                     subsidiary of the Company.
------------------------------------------------------------------------------------------------------------------------------------
26.  SCI Systems (Kunshan) Co.     China                  100%                       AET Holdings Limited, a wholly-owned subsidiary
     Ltd.                                                                            of SCI Mfg. Singapore Pte Ltd., a subsidiary
                                                                                     owned by SCI Holdings, Inc. a wholly-owned
                                                                                     subsidiary of the Company and SCI Technology,
                                                                                     Inc., a wholly-owned subsidiary of SCI Systems
                                                                                     (Alabama), Inc., which is a wholly-owned
                                                                                     subsidiary of the Company.
------------------------------------------------------------------------------------------------------------------------------------
27.  SCI Australia Holding Pty     Australia              100%                       SCI Holdings, Inc., a wholly-owned subsidiary
     Ltd.                                                                            of the Company.
------------------------------------------------------------------------------------------------------------------------------------
28.  SCI Systems (West             Australia              100%                       SCI Australia Holdings Pty. Ltd., a
     Australia) Pty. Ltd.                                                            wholly-owned subsidiary of SCI Holdings, Inc.,
                                                                                     which is a wholly-owned subsidiary of the
                                                                                     Company,
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
          Name of Subsidiary           Jurisdiction             Percentage of                         Shareholder(s)
          ------------------           ------------             -------------                         --------------
                                                             Outstanding Shares
                                                             ------------------
                                                             held by the Company
                                                             -------------------
                                                          (directly or indirectly)
                                                          ------------------------
------------------------------------------------------------------------------------------------------------------------------------
29.  SCI Brockville Corporation    Nova Scotia, Canada    100%                       SCI Holdings, Inc., a wholly-owned subsidiary
                                                                                     of the Company.
------------------------------------------------------------------------------------------------------------------------------------
30.  SCI Holding France, S.A.      France                 100%                       SCI Holdings, Inc., a wholly-owned subsidiary
     Unrestricted Subsidiary                                                         of the Company.
------------------------------------------------------------------------------------------------------------------------------------
31.  SCI France, S.A.              France                 100%                       SCI Holding France, S.A., a wholly-owned
     Unrestricted Subsidiary                                                         subsidiary of SCI Holdings, Inc., which is a
                                                                                     wholly-owned subsidiary of the Company.
------------------------------------------------------------------------------------------------------------------------------------
32.  SCI Alpha Ltd.                Ireland                100%*                      The Company.

                                                                                     *Except for the de minimus number of shares
                                                                                     required to be owned by individuals to satisfy
                                                                                     local law requirements.
------------------------------------------------------------------------------------------------------------------------------------
33.  SCI Ireland Limited           Ireland                100%                       The Company and SCI Irish Holdings, a
                                                                                     wholly-owned subsidiary of the Company*.

                                                                                     * Except for the de minimus number of shares
                                                                                     required to be owned by individuals to satisfy
                                                                                     local law requirements.
------------------------------------------------------------------------------------------------------------------------------------
34.  SCI Irish Holdings            Ireland                100%                       The Company and SCI Alpha, Ltd., a wholly-owned
                                                                                     subsidiary of the Company*.

                                                                                     * Except for the de minimus number of shares
                                                                                     required to be owned by individuals to satisfy
                                                                                     local law requirements.
------------------------------------------------------------------------------------------------------------------------------------
35.  SCI Israel EMS Ltd.           Israel                 90.001%                    SCI Mideast Holding, B.V., a wholly owned
                                                                                     subsidiary of SCI Netherlands Holding, B.V.,
                                                                                     which is a wholly owned subsidiary of AET
                                                                                     Holland, C.V., a partnership, the interests of
                                                                                     which are held by the Company and Interagency,
                                                                                     Inc. and SCI Holdings, Inc., both wholly-owned
                                                                                     subsidiaries of the Company.
------------------------------------------------------------------------------------------------------------------------------------
36.  SCI Systems (Israel) Ltd.     Israel                 100%                       SCI Holdings, Inc., a wholly-owned subsidiary
                                                                                     of the Company.
------------------------------------------------------------------------------------------------------------------------------------
37.  SCI Systems Tel Aviv Ltd.     Israel                 90.001%                    SCI Systems (Israel), Ltd., a wholly-owned
                                                                                     subsidiary of SCI Holdings, Inc., which is a
                                                                                     wholly-owned subsidiary of the Company.
------------------------------------------------------------------------------------------------------------------------------------
38.  SCI Mideast Holding BV        The Netherlands        100%                       SCI Netherlands Holding, B.V., a wholly-owned
                                                                                     subsidiary AET Holland, C.V., a partnership the
                                                                                     interests of which are held by the Company and
                                                                                     Interagency, Inc. and SCI Holdings, Inc., both
                                                                                     wholly-owned subsidiaries of the Company.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
          Name of Subsidiary           Jurisdiction             Percentage of                         Shareholder(s)
          ------------------           ------------             -------------                         --------------
                                                             Outstanding Shares
                                                             ------------------
                                                             held by the Company
                                                             -------------------
                                                          (directly or indirectly)
                                                          ------------------------
------------------------------------------------------------------------------------------------------------------------------------
39.  AET Holland CV                The Netherlands        100%                       The Company and Interagency, Inc. and SCI
     A Partnership                                                                   Holdings, Inc., both wholly-owned subsidiaries
                                                                                     of the Company, hold all the outstanding
                                                                                     interests.
------------------------------------------------------------------------------------------------------------------------------------
40.  SCI Netherlands Holding,      The Netherlands        100%                       AET Holland, C.V. a partnership whose interests
     B.V.                                                                            are held by the Company and Interagency, Inc.
                                                                                     and SCI Holdings, Inc., both wholly-owned
                                                                                     subsidiaries of the Company.
------------------------------------------------------------------------------------------------------------------------------------
41.  SCI Manufacturing, SDN BHD    Malaysia               100%                       SCI Holdings, Inc., a wholly-owned subsidiary
                                                                                     of the Company.
------------------------------------------------------------------------------------------------------------------------------------
42.  SCI Manufacturing Pte Ltd.    Singapore              100%                       SCI Holdings, Inc., a wholly-owned subsidiary
                                                                                     of the Company and SCI Technology, Inc., a
                                                                                     wholly-owned subsidiary of SCI Systems
                                                                                     (Alabama), Inc., which is a wholly-owned
                                                                                     subsidiary of the Company.
------------------------------------------------------------------------------------------------------------------------------------
43.  SCI Systems Belgium SPRL      Belgium                100%                       SCI Holdings, Inc., a wholly-owned subsidiary
                                                                                     of the Company.
------------------------------------------------------------------------------------------------------------------------------------
44.  SCI Systems de Mexico SA      Mexico                 100%*                      SCIMEX, Inc., a wholly-owned subsidiary of the
                                                                                     Company.

                                                                                     *Except for the de minimus number of shares
                                                                                     required to be owned by individuals to satisfy
                                                                                     local law requirements.
------------------------------------------------------------------------------------------------------------------------------------
45.  SCI Employee Services de      Mexico                 100%                       SCI Systems de Mexico SA, a wholly-owned a
     Mexico, S.A.                                                                    subsidiary of SCIMEX, Inc.*, which is a
                                                                                     wholly-owned subsidiary of the Company.

                                                                                     * Except for the de minimus number of shares
                                                                                     required to be owned by individuals to satisfy
                                                                                     local law requirements.
------------------------------------------------------------------------------------------------------------------------------------
46.  SCI/TAG de Mexico             Mexico                 100%                       SCI Systems de Mexico, S.A. , which is a
                                                                                     wholly-owned a subsidiary of SCIMEX, Inc.*, a
                                                                                     wholly-owned subsidiary of the Company.

                                                                                     * Except for the de minimus number of shares
                                                                                     required to be owned by individuals to satisfy
                                                                                     local law requirements.
------------------------------------------------------------------------------------------------------------------------------------
47.  SCI Systems Finland OY        Finland                100%                       SCI Holdings, Inc., a wholly-owned subsidiary
                                                                                     of the Company.
------------------------------------------------------------------------------------------------------------------------------------
48.  SCI Systems Japan             Japan                  None yet issued?
------------------------------------------------------------------------------------------------------------------------------------
49.  SCI Systems Spain, S.A.       Spain                  100%                       SCI Holdings, Inc., a wholly-owned subsidiary
                                                                                     of the Company
------------------------------------------------------------------------------------------------------------------------------------
50.  SCI Systems Sweden AB         Sweden                 100%                       SCI Holdings, Inc., a wholly-owned subsidiary
                                                                                     of the Company
------------------------------------------------------------------------------------------------------------------------------------
51.  SCI Systems (Thailand), Ltd.  Thailand               100%                       The Company*

                                                                                     * Except for the de minimus number of shares
                                                                                     required to be owned by individuals to satisfy
                                                                                     local law requirements.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
          Name of Subsidiary           Jurisdiction             Percentage of                         Shareholder(s)
          ------------------           ------------             -------------                         --------------
                                                             Outstanding Shares
                                                             ------------------
                                                             held by the Company
                                                             -------------------
                                                          (directly or indirectly)
                                                          ------------------------
------------------------------------------------------------------------------------------------------------------------------------
52.  SCI Systems (Canada) Inc.     Quebec                 100%                       The Company
------------------------------------------------------------------------------------------------------------------------------------
53.  SCI Holding, Inc. (UK         Isle of Guernsey       100%*                      SCI Holdings, Inc., a wholly-owned subsidiary
     Branch)                                                                         of the Company.

                                                                                     *Except for the de minimus number of shares
                                                                                     required to be owned by individuals to satisfy
                                                                                     local law requirements.
------------------------------------------------------------------------------------------------------------------------------------
54.  SCI Hungary Ltd.              Hungary                100%                       SCI Holdings, Inc., a wholly-owned subsidiary
                                                                                     of the Company.

                                                                                     * Except for the de minimus number of shares
                                                                                     required to be owned by individuals to satisfy
                                                                                     local law requirements..
------------------------------------------------------------------------------------------------------------------------------------

                            Affiliates of the Company

1.    Uniwill.

      SCI Holdings, Inc., a wholly-owned subsidiary of the Company, holds a 7.4% interest in Uniwill, a Delaware corporation.

2.    Newport Tech Associates.

      Newport, Inc., a wholly-owned subsidiary of SCI Technology, Inc., which is a wholly-owned subsidiary of SCI Systems (Alabama), Inc., a wholly owned subsidiary of the Company, holds a 51% interest in Newport Tech Associates, a Georgia general partnership.

                 Directors and Executive Officers of the Company

Directors
---------

Olin B. King

Wayne Shortridge

G. Robert Tod

Engene Sapp, Jr.

Jackie M. Ward

William E. Fruhan

Dr. Shirley A. Jackson

David A. Jones

Executive Officers
------------------

Eugene Sapp, Jr., Chief Executive Officer

Robert C. Bradshaw, President and Chief Operating Officer

James E. Moylan, Senior Vice President and Chief Financial Officer

Michael M. Sullivan, Secretary and General Counsel

                                  Schedule 5.4

                              FINANCIAL STATEMENTS

Summary financial information for SCI Systems, Inc. as of and for the fiscal years ended June 30, 1996 through 2000, and for the six months ended December 24, 2000 was provided. The summary financial information was derived from the audited financial statements of SCI Systems, Inc. as of and for the fiscal years ended June 30, 1996 through 2000, and as of and for the six months ended December 24, 2000 from the unaudited financial statements of SCI Systems, Inc.

The annual report for the fiscal year ended June 30, 2000 was provided. The annual report included SCI Systems, Inc. audited consolidated financial statements which included the Company's consolidated balance sheets at June 30, 1999 through 2000; consolidated statements of income for the fiscal years ended June 30, 1998 through 2000; consolidated statements of shareholders' equity for the fiscal years ended June 30, 1998 through 2000 and the consolidated statement of cash flows for the fiscal years ended June 30, 1998 through 2000.

The Form 10-Q for the quarterly period ended September 24, 2000 was provided. The Form 10-Q included SCI Systems, Inc. unaudited condensed consolidated balance sheet at September 24, 2000 and the audited condensed consolidated balance sheet at June 30, 2000; unaudited condensed consolidated statements of income for the three month periods ended September 26, 1999 and September 24, 2000; and the unaudited condensed consolidated statement of cash flows for the three month periods ended September 26, 1999 and September 24, 2000. The audited condensed consolidated balance sheet at June 30, 2000 was derived from audited financial statements, but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.

                                  SCHEDULE 5.5
                          (to Note Purchase Agreement)

                                     PATENTS

                                  SCHEDULE 5.11

      While no guarantee can be given, SCI does not believe that the outcome of any of the following lawsuits will either individually or in the aggregate result in any Material Adverse Effect on the Company. SCI believes that it has meritorious claims and defenses in each case that will either absolve the Company or limit its liability. Additionally, SCI believes it has adequately provided for any likely adverse outcome.

      Lemelson Medical Educational Research Foundation v. Lucent et al. -- SCI, together with 87 other defendants, have been sued by Lemelson, alleging infringement on 15 patents relating to machine vision and use of bar coding in manufacturing. SCI, together with other major defendants, intends to contest the validity of the patents. In addition, possible recourse exists against manufacturers of the equipment Lemelson is alleging violate its patents.

      Amphenol v. SCI Systems, Inc. -- SCI has been sued by Amphenol, alleging infringement on a patent relating to current mode couplers. SCI contests the validity of the patent and that the product produced by SCI violates that patent. Additionally, SCI intends to assert defenses of license, latches, estoppel and waiver.

      Gemstar-TV Guide Int'l, Inc. & StarSight Telecast, Inc. v. SCI Systems, Inc. -- SCI has been sued by Gemstar, alleging infringement on four (4) patents relating to TV schedule systems and processes, TV recording and viewing control systems, and user interfaces for TV scheduling systems. Lawsuits against other defendants were filed simultaneously and complaints were also filed with the US International Trade Commission against the same parties, alleging infringement and seeking injunctive relief to prevent the importation of potentially infringing product. SCI intends to work with the other defendants to contest the suit.

      Peter James, et al. v. Victor Company of Japan, Ltd. et al.-- SCI is a Co-Defendant in this action, alleging infringement of a patent relating to the display of caller ID information on a television (TV) screen. SCI, together with other defendants, intends to contest the validity of the patents.

      IBM and Micros -- No case has been filed against any party at this time. However SCI has been put on notice that the design of a product SCI produces for a customer allegedly infringes six (6) organic US patents relating to personal computers. SCI intends to assert the defense of license and is exploring additional defenses.

                                  SCHEDULE 5.11
                          (to Note Purchase Agreement)

                                               EXISTING DEBT
                                              ($ IN THOUSANDS)

                                                   ACTUAL           ESTIMATE
                                                  12/24/00           3/5/01

Current and Short-Term                           $  356,735        $  506,667(1)

IRBs                                                 21,723            23,161
Long Term Notes                                     311,259           326,380
Convertible Debentures                              563,303           563,615
                                                 ----------        ----------
       Total Long-Term                              896,285(2)        931,156(2)
                                                 ----------        ----------
Total Debt                                       $1,253,020        $1,419,823
                                                 ==========        ==========

The December 24, 2000 amounts were derived from the 10-Q of SCI Systems dated December 24, 2000.

----------
(1)   Will be reduced to $32,000 by application of proceeds from sale of Notes.

(2)   Only $100,000 1996 private placement debt is guaranteed by subsidiaries.

                                  SCHEDULE 5.15
                          (to Note Purchase Agreement)

                                 EXISTING LIENS

      1. Mortgage lien created under an Indenture of Trust, as amended, between The Industrial Development Authority of the State of New Hampshire and Regions Bank, as Trustee, securing indebtedness in the original principal amount of $8,000,000 covering the land and a building acquired and constructed at 300 Technology Drive in the City of Hooksett, New Hampshire, and certain equipment at that plant.

      2. Mortgage lien by SCI Ireland Limited to the Bank of Ireland covering facilities in Ireland and securing indebtedness in the original aggregate principal amount of US $15,000,000.

      3. Liens arising in connection with Second Amended and Restated Receivables Purchase Agreement dated as of June 14, 2000 and related agreements, among SCI Systems, Inc., SCI Technology, Inc., SCI Funding, Inc., Bank of America, N.A., and the Purchasers identified therein.

      4. Mortgage liens among the Industrial Development Authority of the City of Denton, Texas, First Trust National Assoc., as Trustee, and Hartzell Manufacturing, Inc. securing indebtedness in the original principal amount of $2,000,000 covering the land and a building known as SCI Plant No. 46 at 2200 Worthington Drive, Denton, Texas 76207 due April 1, 2016.

      5. Mortgage lien by SCI Technology, Inc. to Bank of Tokyo-Mitsubishi Ltd. covering leasehold interest in building in Morgan County, Alabama securing indebtedness in the original principal amount of $1,330,000 (City of Decatur, Revenue Refunding Bonds, Series 1989).

      6. Mortgage lien in favor of Bank of Tokyo-Mitsubishi Ltd. created under an Indenture of Trust, as amended, between The Industrial Development Board of the City of Arab, Alabama and Regions Bank, as Trustee, for indebtedness in the original principal amount of $5,100,000 (City of Arab Revenue Refunding Bonds, Series 1989) covering the land and buildings known as SCI Plant No. 5 at 1600 Hulaco, Arab, Alabama and certain equipment at such plant.

      7. Mortgage lien created under an Indenture of Trust, as amended, between The Alamance County Industrial Facilities and Pollution Control Financing Authority and Regions Bank, as Trustee, securing indebtedness in the original principal amount of $5,000,000 covering the land and building known as SCI Plant No. 8 at 609 Woody Drive in Graham, North Carolina and certain equipment at that plant.

                                  SCHEDULE 10.4
                          (to Note Purchase Agreement)

                             [FORM OF SERIES A NOTE]

                                SCI SYSTEMS, INC.
                    Senior Note, Series A, due March 1, 2006

No.  [_______]                                                            [Date]
$[__________]                                                  PPN _____________

      FOR VALUE RECEIVED, the undersigned, SCI SYSTEMS, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [_____________________] or registered assigns, the principal sum of [______________] DOLLARS on March 1, 2006 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) at the Series A Applicable Rate (as defined in the Note Purchase Agreement referred to below), payable semiannually, on the first day of March and September in each year, commencing with the March or September next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Series A Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% over the Series A Applicable Rate or
(ii) 2% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its "base" or "prime" rate.

      Payments of principal of, interest on and any Series A Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

      This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to the Note Purchase Agreement, dated as of March 1, 2001 (as from time to time amended, the "Note Purchase Agreement"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in
Section 6.2 of the Note Purchase Agreement.

      This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the

                                   EXHIBIT 1-A
                          (to Note Purchase Agreement)
purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

      This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

      If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Series A Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

      This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                SCI SYSTEMS, INC.


                                By: ____________________________________________
                                    Title:


                                     1-A-2

                             [FORM OF SERIES B NOTE]

                                SCI SYSTEMS, INC.
                    Senior Note, Series B, due March 1, 2006

No.  [_______]                                                            [Date]
$[__________]                                                  PPN _____________

      FOR VALUE RECEIVED, the undersigned, SCI SYSTEMS, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [_____________________] or registered assigns, the principal sum of [______________] DOLLARS on March 1, 2006 with interest (computed on the basis of a 360-day year and actual days elapsed) (a) at the Series B Applicable Rate (as defined in the Note Purchase Agreement referred to below), payable quarterly, on the last day of each Interest Period (as defined in the Note Purchase Agreement referred to below) in each year, commencing with June 1, 2001, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Series B Premium Amount (as defined in the Note Purchase Agreement referred to below), payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% over the Series B Applicable Rate or
(ii) 2% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its "base" or "prime" rate.

      Payments of principal of, interest on and any Series B Premium Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

      This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to the Note Purchase Agreement, dated as of March 1, 2001 (as from time to time amended, the "Note Purchase Agreement"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in
Section 6.2 of the Note Purchase Agreement.

      This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the

                                   EXHIBIT 1-B
                          (to Note Purchase Agreement)
purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

      This Note is subject to prepayment, in whole at the times and on the terms specified in the Note Purchase Agreement but not otherwise.

      If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Series B Premium Amount and any Breakfunding Costs) and with the effect provided in the Note Purchase Agreement.

      This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                SCI SYSTEMS, INC.


                                By: ____________________________________________
                                    Title:


                                      1-B-2

                       FORM OF OPINION OF GENERAL COUNSEL
                                 OF THE COMPANY

      The closing opinion of Michael Sullivan, Esq., General Counsel of the Company or his designee, which is called for by Section 4.4 of the Note Purchase Agreement, shall be dated the date of Closing and addressed to the Purchasers, shall contain customary assumptions, limitations and qualifications and shall be reasonably satisfactory in scope and form to each Purchaser and shall be to the effect that:

            1. Each of the Alabama Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction listed on Exhibit __.

            2. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the execution and delivery of the Note Purchase Agreement or the Notes except requisite post-closing SEC disclosure filings.

            3. The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Note Purchase Agreement do not conflict with or result in any breach of any provision of law, statute, rule or regulation or of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of the Certificate of Incorporation or By-laws of the Company or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company may be bound.

            4. Except as disclosed pursuant to the Note Purchase Agreement, there are no actions, suits or proceedings pending or, to the knowledge of such counsel after due inquiry, threatened against or affecting the Company or any Subsidiary in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, would have a Material Adverse Effect on the Company and its Subsidiaries or on the ability of the Company to perform its obligations under the Note Purchase Agreement and the Notes or on the legality, validity or enforceability of the Company's obligations under the Note Purchase Agreement or the Notes.

      The opinion of Michael Sullivan, Esq., or his designee, shall cover such other matters relating to the sale of the Notes as each Purchaser may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and other officers of the Company and the representations and warranties of the Company contained in the Note Purchase Agreement.

                                 EXHIBIT 4.4(a)
                          (to Note Purchase Agreement)

                           FORM OF OPINION OF COUNSEL
                                 TO THE COMPANY

      The closing opinion of Powell, Goldstein, Frazer & Murphy LLP, counsel to the Company, which is called for by Section 4.4 of the Note Purchase Agreement, shall be dated the date of Closing and addressed to the Purchasers, shall contain customary assumptions, limitations and qualifications and shall be reasonably satisfactory in scope and form to each Purchaser and shall be to the effect that:

      1. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the corporate power and the corporate authority to execute and perform the Note Purchase Agreement and to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction listed in Exhibit __.

      2. Each domestic Subsidiary organized under the laws of Delaware or Georgia is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction listed on Exhibit __. Each Subsidiary is a wholly-owned, direct or indirect, Subsidiary of the Company.

      3. The Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

      4. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

      5. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the execution and delivery of the Note Purchase Agreement or the Notes except requisite post closing SEC disclosure filings.

      6. The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Note Purchase Agreement do not conflict with or result in any breach of any

                                 EXHIBIT 4.4(b)
                          (to Note Purchase Agreement)
provision of law, statute, rule or regulation or of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of the Certificate of Incorporation or By-laws of the Company or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company may be bound.

      7. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreement do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

      8. Neither the issuance of the Notes nor the application of the proceeds of the sale of the Notes will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System.

      9. The Company is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

      The opinion of Powell, Goldstein, Frazer & Murphy LLP shall cover such other matters relating to the sale of the Notes as each Purchaser may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and other officers of the Company, the placement agents and the representations and warranties contained in the Note Purchase Agreement.


                                    4.4(b)-2

                       FORM OF OPINION OF SPECIAL COUNSEL
                                TO THE PURCHASERS

      The closing opinion of Chapman and Cutler, special counsel to the Purchasers, called for by Section 4.4 of the Note Purchase Agreement, shall be dated the date of Closing and addressed to each Purchaser, shall be satisfactory in form and substance to each Purchaser and shall be to the effect that:

      1. The Company is a corporation, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and the corporate authority to execute and deliver the Note Purchase Agreement and to issue the Notes.

      2. The Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

      3. The Notes have been duly authorized by all necessary corporate action on the part of the Company, and the Notes being delivered on the date hereof have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

      4. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreement do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

      The opinion of Chapman and Cutler shall also state that the opinions of Michael Sullivan, Esq., General Counsel of the Company or his designee, and Powell, Goldstein, Frazer & Murphy LLP, counsel to the Company, are satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchasers are justified in relying thereon. With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company and upon representations of the Company and the Purchasers delivered in connection with the issuance and sale of the Notes.

      In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely, as to matters referred to in paragraph 1, solely upon an examination of the Certificate of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of Delaware, the Bylaws of the Company and the general business

                                 EXHIBIT 4.4(c)
                          (to Note Purchase Agreement)
corporation law of the State of Delaware. The opinion of Chapman and Cutler is limited to the laws of the State of New York, the general business corporation law of the State of Delaware and the Federal laws of the United States.


                                    4.4(c)-2